Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 29, 2012, relating to the consolidated financial statements of Xtra-Gold Resources Corp. We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

“DAVIDSON & COMPANY LLP”
Vancouver, Canada	Chartered Accountants
September 28, 2012